EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), made and entered into as of this 31 day of July 2007 (the “Effective Date”), by and between Wako Logistics Group, Inc, a Delaware corporation (the “WLG”), World Commerce Services LLC, an Illinois limited liability company (the “Company”) and Remo Picchietti (the “Executive”).

WITNESSETH

WHEREAS, the Company is a wholly owned subsidiary of WLG; and

WHEREAS, WLG and the Company desire to hire the Executive and the Executive desires to become employed by the Company and WLG; and

WHEREAS, WLG, the Company and the Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, upon the terms and conditions set forth herein.

2. Term. The employment of the Executive by the Company pursuant to this Agreement as provided in Section 1 will commence on the Effective Date and continue until the Executive’s employment is terminated as provided in Section 6 hereof (the “Term”).

3. Positions. The Executive shall serve as the Chief Executive Officer (the “CEO”) of the Company, and (ii) the Executive Vice President (the “EVP”) of WLG (collectively, the “Positions”).

4. Reporting and Duties.

4.1 EVP of WLG. With respect to the Executive’s duties as EVP of WLG, the Executive shall, at all times during the Term, report directly to the Chief Executive Officer of WLG.

4.2 CEO of the Company. With respect to the Executive’s duties as CEO of the Company, the Executive shall, at all times during the Term, report directly to the Company’s Board of Directors (the “Board”), which following the execution of this Agreement, shall initially comprise the Executive, Christopher Wood and David Koontz.

4.3 Duties. In connection with his Positions, the Executive shall have such responsibilities, duties and authority as are generally associated with such offices and as may from time to time be assigned to the Executive by the Board with respect to the Company, and with respect to WLG, by WLG’s Chief Executive Officer, including, but not limited to, responsibility for the Company’s and WLG’s North American business operations and, in addition, all of WLG’s worldwide business development.

The Executive shall perform his duties diligently and faithfully and shall devote all his working time and efforts to the business and affairs of WLG and the Company. Notwithstanding anything in this Section 4 to the contrary, the Executive shall not be required to perform any duties or responsibilities that would result in a violation of, or noncompliance with, any law, regulation, regulatory pronouncement or any other regulatory requirement applicable to WLG or the Company and the conduct of the either WLG or the Company’s business or to the Executive in his capacity as CEO of the Company and EVP of WLG.

5.	Compensation and Related Matters.

5.1 Base Salary. In consideration of the services rendered to the Company and WLG hereunder by the Executive and the Executive’s covenants hereunder, the Company shall, during the Term, pay to the Executive an annual base salary at a rate of $250,000 (the “Base Salary”), less statutory deductions and withholdings, payable in accordance with the Company’s normal payroll practices. At least annually, the Board will review the Base Salary for competitiveness, in light of the stage of development of the Company and WLG and appropriateness in the industry.

5.2 Annual Bonus. For each calendar year during the Term, the Executive shall be eligible to participate in the Company’s incentive programs and in connection therewith to receive annual discretionary bonuses (each a “Bonus”), and the Executive shall be eligible to participate in WLG’s incentive programs that are made available to WLG’s other executive officers on a basis substantially equivalent to WLG’s other EVP’s or similar level officers. Such Bonus, if any, shall be determined and payable at the sole discretion of the Board and shall not exceed 100% of the Base Salary for any given calendar year.

5.3 Stock Options. For each calendar year during the Term, the Executive shall be eligible to participate in WLG’s stock option plan and to receive, subject to the determination of WLG’s Board (or its compensation committee), options to purchase shares of WLG’s common stock (the “Options”). Such Options shall be awarded in the sole discretion of the WLG Board (or its compensation committee) and shall have vesting provisions, exercise prices and terms as determined by the WLG Board (or its compensation committee). Any Options granted will be either in the form of incentive stock options or non-qualified options, as determined by the Board (or its compensation committee) and the Executive.

5.4 Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

5.5 Benefits.

(a) The Executive shall be entitled to receive full reimbursement for the premium costs of any medical and dental plans which Executive and his immediate family are covered during the Term.

(b) The Executive shall be entitled to a car allowance of $800 per month of the Term.

(c) The Executive shall be entitled to four (4) weeks paid vacation per calendar year or such other reasonable amount of time in consultation with the Boards of both the Company and WLG.

(d) The Executive shall be entitled to such other benefits made available to WLG’s executive officers on a basis substantially equivalent to WLG’s other EVP’s or similar level officers.

6. Director and Officer of the Company; D&O Insurance. During the Term, as an officer and, upon election or appointment as a director of WLG, the Executive will be covered under any WLG Director’s and Officer’s liability insurance policies, which are in place and updated over time. During the Term, WLG and the Company shall indemnify Executive to the full extent permitted under Delaware law for claims relating to his service as a director or officer of WLG and the Company. Following the execution hereof, WLG and the Company shall negotiate in good faith with the Executive to enter into a separate indemnification agreement at the earliest possible time.

7. Termination. The Executive’s employment hereunder may be terminated under the following circumstances:

7.1 Death or Disability. In the event of the Executive’s death or Disability (as defined below) during the Term of this Agreement, the Executive’s employment hereunder shall immediately and automatically terminate, and neither the Company nor WLG shall have any further obligation or duty to the Executive or his estate or beneficiaries other than for the Base Salary earned under this Agreement to the date of termination, reimbursement of corporate expenses to which Executive would otherwise be entitled, and any payments or benefits due under Company policies or benefit plans which shall be paid within a reasonable time following death or Disability. For purposes of this Agreement, "Disability" shall mean the physical or mental infirmity of which infirmity causes him to be substantially unable to perform his duties hereunder for any period of one hundred twenty (120) consecutive days; provided, however, that notwithstanding anything to the contrary herein and despite any termination of Executive’s employment under this Section 6, Executive shall be entitled in the event of a termination on account of Disability: (i) to retain any disability benefits, which amounts shall not be offset by any disability benefits received by Executive from any other source, (ii) to receive his Base Salary until such time as he has commenced receiving disability payments under the Company's policies, (iii) to receive a prorated portion of the Bonus to which Executive would otherwise have been entitled for the calendar year through the date of termination (as determined by the Board of the Company), and (iv) accrued but unused vacation. Executive shall have a period of one (1) year following the termination of his employment pursuant to this Section 7.1 to exercise any vested Options.

7.2 Cause, Without Cause Termination by the Executive. Notwithstanding the provisions of Section 2 of this Agreement, the Executive’s employment hereunder may terminate under the following circumstances:

(a) Termination by the Company for Cause. The Board may terminate this Agreement for Cause (as defined below) at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, “Cause” is defined as (i) the Executive’s material breach of this Agreement; (ii) the Executive’s conviction of or plea of no contest regarding any felony or any crime involving moral turpitude; or (iii) gross neglect or willful misconduct by the Executive in connection with the performance of his duties hereunder, or his refusal to perform such duties reasonably requested in the ordinary course; provided, however, that with respect to any termination for Cause based on the grounds specified in (i) and (iii) above, the Company shall give Executive a thirty (30) day opportunity to cure commencing on the date of such written notice, provided such cure period would not have a material adverse effect on the Company and/or WLG. Upon the termination for Cause of Executive’s employment, neither the Company nor WLG shall have any further obligation and/or liability to the Executive other than for Base Salary earned under this Agreement prior to the date of termination, reimbursement for corporate expenses for which Executive would otherwise be entitled, and any accrued but unused vacation. Executive’s vested but unexercised Options shall expire immediately upon his termination for Cause.

(b) Termination by the Company Without Cause. The Executive’s employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive’s employment without Cause, or the Executive terminates his employment for Good Reason (as defined below), the Company shall (i) continue to pay the Executive the Base Salary and shall reimburse medical and dental premiums, under the same conditions as exist at the time of termination, for a severance period of six (6) months, provided termination occurs after six (6) months and before the completion of twelve (12) months from the Effective Date; (ii) continue to pay the Executive the Base Salary and shall reimburse medical and dental premiums, under the same conditions as exist at the time of termination, for a severance period of twelve (12) months from the date of termination, provided termination occurs after twelve (12) months from the Effective Date; (iii) pay to the Executive a prorated portion of the Bonus to which Executive would otherwise have been entitled based on performance through the calendar quarter in which the final month of the severance period occurs (as determined by the WLG Board or its compensation committee), (iii) cause any unvested Options granted to the Executive to immediately vest, and (iv) pay Executive for any accrued but unused vacation. The Company's obligations under this Section 7.2(b) are not subject to any right of setoff and impose no duty to mitigate on Executive. As a condition of receiving severance benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release in substantially the form set forth in Annex A hereto and a non-disparage agreement. The obligations of the Company under this Section 7.2(b) are subject to Executive's continuing compliance with Sections 3, 4, 8, 9, and 10 hereof. In addition, in the event the Company terminates the Executive’s employment without Cause or if the Executive terminates his employment for Good Reason, WLG shall waive, at the Executive’s request, any and all restrictions and limitations on the right of the Executive or his spouse to sell shares of WLG’s common stock; provided, however, that the Executive shall remain subject to the re-sale restrictions imposed by applicable securities laws.

(c) Termination by the Executive. The Executive may terminate his employment hereunder for any reason upon ninety (90) days express prior written notice to the Company and WLG (the “Notice Period”). In the event Executive provides notice of termination pursuant to this Section 7.2(c), the Company may elect to terminate Executive at any time during the Notice Period without such termination being deemed a termination by the Company under this Agreement; provided that the Company shall nevertheless pay the Executive for any remaining portion of the Notice Period an amount equal to the Base Salary and benefits at the rate of compensation the Executive was receiving immediately before the Notice Period, unless such termination is for Cause, in which event Section 7.2(a) shall apply. The payments in the preceding sentence shall be in addition to any other payments Executive is entitled to receive under this Agreement as a result of the termination by Executive.  The Executive may also terminate his employment hereunder within sixty (60) days after the occurrence of any of the following events (i) a material breach of a material provision of this Agreement by the Company or WLG; (ii) a material change in the Executive’s duties or responsibilities inconsistent with his position as CEO of the Company or EVP of WLG, including any reduction in Base Salary; or (iii) a change in the Executive’s reporting relationship so that he no longer reports directly to the Board and to the President and/or Chief Executive Officer of WLG and the Company (collectively, “Good Reason”). The Executive shall give the Company thirty (30) days’ express prior written notice and opportunity to cure prior to any termination for Good Reason based on the grounds specified in (i) through (iii) above.

8.	Confidentiality, Disclosure of Information.

8.1 The Executive recognizes and acknowledges that the Executive has had and will have access to Confidential Information (as defined below) relating to the business or interests of the Company and WLG or of persons with whom either one may have business relationships. Except as permitted herein, the Executive will not during the Term, or at any time thereafter, use, disclose or permit to be known by any other person or entity, any Confidential Information of the Company and WLG (except as required by applicable law or as Executive deems necessary in connection with the performance of the Executive’s duties and responsibilities hereunder). The term “Confidential Information” means information relating to WLG’s and the Company’s business affairs, customers, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements, or any other information relating to WLG’s and the Company’s business that is not generally known to the public or to actual or potential competitors of WLG and the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 8 by the Executive, regardless of whether the Executive continues to be employed by WLG or the Company.

8.2 It is further agreed and understood by and between the parties to this Agreement that all “Company Materials,” which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of WLG and the Company and, upon termination of Executive’s employment with WLG and the Company, and/or upon the request of WLG and the Company, all Company Materials, including copies thereof, as well as all other WLG and Company property then in the Executive’s possession or control, shall be returned to and left with the Company and WLG.

9. Inventions Discovered by Executive. The Executive shall promptly disclose to both WLG and the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, “Inventions”), conceived or first reduced to practice by the Executive, either alone or jointly with others, while performing services hereunder (or, if based on any Confidential Information, within fifteen months after the Term), (a) which pertain to any line of business of WLG or the Company, whether then conducted or then being actively planned by WLG or the Company, with which the Executive was or is involved, (b) which is developed using time, material or facilities of WLG or the Company, whether or not during working hours or on WLG premises or the Company premises, or (c) which directly relates to any of the Executive’s services during the Term, whether or not during normal working hours. The Executive hereby assigns to WLG and the Company all of the Executive’s right, title and interest in and to any such Inventions. During the Term and for eighteen (18) months thereafter, the Executive shall execute any documents necessary to perfect the assignment of such Inventions to WLG and to the Company and to enable WLG and the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond the Executive’s agreed compensation during the course of the Executive’s employment.

10. Non-Competition and Non-Solicitation.

10.1 The Executive acknowledges that WLG and the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of the Executive’s employment with WLG and the Company hereunder the Executive will have access to WLG’s and the Company’s Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of WLG and the Company. The Executive acknowledges and agrees that any and all “goodwill” associated with any existing or prospective customer, account or business partner belongs exclusively to WLG and the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of WLG and the Company depends upon his use of such skills on their behalf.

10.2 In recognition of the foregoing, the Executive covenants and agrees that:

(a) During the Term, and for a period of twelve (12) months thereafter, the Executive may not, without the prior written consent of the Board of WLG and the Company (whether as an employee, agent, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services directly competitive to those offered by WLG or the Company or that were under active development by WLG or the Company during the Term, provided that nothing herein shall prohibit the Executive from owning securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of an such corporation.

(b) During the Term, and for a period of eighteen (18) months thereafter, the Executive may not entice, solicit or encourage any WLG or Company employee to leave the employ of WLG or the Company or any independent contractor to sever its engagement with WLG or the Company, absent the express, prior written consent to do so from the Boards of each.

(c) During the Term, and for a period of eighteen (18) months thereafter, the Executive may not, directly or indirectly, entice, solicit or encourage any current or prior customer or prospective customer of WLG or the Company to cease doing business with WLG or the Company, reduce its relationship with WLG or the Company, refrain from establishing or expanding a relationship with WLG or the Company or do ay business with any other entity

(d) The foregoing notwithstanding, the provisions of Section 10.2(a) shall apply if the Company terminates the Executive’s employment hereunder pursuant to Section 7.2(b) or the Executive terminates his employment pursuant to Section 7.2(c) for only that period of time that the Company is making payments to the Executive pursuant to Section 7.2(b) or 7.2(c) as applicable.

11. Provisions Necessary and Reasonable. (a) The Executive agrees that (i) the provisions of Sections 8, 9, and 10 of this Agreement are necessary and reasonable to protect WLG’s and the Company’s Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 10 of this Agreement are reasonable and necessary to protect WLG’s and the Company’s business interests; and (iii) in the event of any breach of any of the covenants set forth herein, WLG or the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as WLG or the Company may have at law, without posting any bond or security, WLG or the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect WLG’s or the Company’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

(a) If any of the covenants contained in Sections 8, 9, and 10 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

(b) If any of the covenants contained in Sections 8, 9, and 10 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

12. Representations Regarding Prior Work and Legal Obligations. (a) The Executive represents to WLG and the Company that the Executive has no direct and/or indirect agreement, contract, undersigning or other legal obligation with any prior employer, or any other person or entity, which restricts the Executive’s ability to accept employment with and/or to perform any function for WLG or the Company, whether set forth herein or not.

(a) The Executive has been advised by WLG and the Company that at no time shall the Executive divulge to or use for the benefit of WLG and the Company any trade secret or confidential or proprietary information of any previous employer, except that of the Company. Except any trade secret or confidential or proprietary information of the Company, the Executive expressly acknowledges that the Executive has not divulged or used any such information of any other prior employer for the benefit of the Company.

(b) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

The Executive acknowledges that WLG and the Company are basing important business decisions on these representations, and affirms that all of the statements included herein are true.

13. Breach of Membership Interest Purchase Agreement. The Executive understands that any breach of this Agreement shall also be considered a breach of the Membership Interest Purchase Agreement, dated as of July 31, 2007, by and among WLG, the Company, the Executive and certain other persons.

14. Successors; Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die, all amounts due following the Executive’s death, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there is no such designee, to the Executive’s estate.

15. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
Remo Picchietti
720 Rockefeller Road
Lake Forest, IL 60045

If to the Company:
World Commerce Services LLC
920 East Algonquin Road, Suite 120
Schaumburg, IL 60173 USA

If to WLG:
Wako Logistics Group, Inc.
Unit 1301, 13/F, Ever Gain Plaza, Tower One
88 Container Port Road
Kwai Chung, N.T.
Attn: Corporate Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

16. Miscellaneous. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company or WLG as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be binding on all successors to the Company and WLG.

17. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and affect.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

19. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument.

20. Survivorship. The respective rights and obligations of the parties to this Agreement shall survive the termination of this Agreement or the Executive’s employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

21. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

22. Headings. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

23. Advice of Counsel. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

EXECUTIVE	Wako Logistics Group, Inc

/s/ Remo Picchietti	By:	/s/ Christopher Wood
Remo Picchietti
Title:

Dated: July 31, 2007	Dated:	July 31, 2007

World Commerce Services LLC

	By:	/s/ Remo Picchietti

	Title:	Manager

	Dated:	July 31, 2007

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT
OF REMO PICCHIETTI

Annex A -- Form of Release

Executive hereby expressly waives, releases, acquits and forever discharges WLG and the Company and its divisions, subsidiaries, affiliates, parents, related entities, partners, officers, directors, shareholders, investors, executives, managers, employees, agents, attorneys, representatives, successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all claims, demands, and causes of action which Executive has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on Executive’s behalf from the beginning of time up to and including the date of this Agreement. As used in this paragraph, “claims,” “demands,” and “causes of action” include, but are not limited to, claims based on contract, whether express or implied, fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys’ fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act. [NOTE: The release will exclude claims under any other agreements between the Executive and WLG and/or the Company unrelated to the Executive’s employment.]